Twin Faces East Entertainment Corporation

94 Arthur Hills Court

Henderson, Nevada 89074

Mr. Gerald A. John Kelly

O'Dea & Company, LLC

Fax: 516-679-0045-2 pages

Re: Amendment (the "Amendment") to the Development Financing Agreement between Twin Faces East Entertainment Corporation and O'Dea & Company, LLC dated September 17, 2003 (the "Agreement") for "Jack London's Call Of The Wild" (the "Series")

Dear Mr. Kelly:

Whereas, we, the officers and directors of Twin Faces East Entertainment Corporation ("TFE"), expect to receive the greater part of the $4,000,000 of financing mentioned in our Agreement during January of 2004 rather then during December 2003, and

Whereas, we therefore wish to extend our Agreement of September 17, 2003; and

Whereas, O'Dea & Company, LLC ("O"Dea") has also expressed its willingness to extend out Agreement of September 17, 2003;

THEREFORE, O'Dea and TFE do hereby mutually agree to the following amendment (the "Amendment") of out Agreement dated September 17, 2003:

1. The date of "December 31, 2003" mentioned in the first paragraph on page 3 of the Agreement is hereby changed to "January 31, 2003".

2. The date of "December 31, 2003" mentioned in the paragraph numbered 1) in the Conditions Precedent section on page 6 of the Agreement is hereby changed to "January 31, 2003"; and

3. This Amendment is made part of the Agreement and all other terms and conditions of the Agreement remains the same and apply hereto with the sole exceptions of the changes immediately above.

If this Amendment is acceptable, please so indicate by signing and returning to the undersigned a faxed copy of this Amendment by noon, New York time, December 16, 2003, at which point this offer of Amendment will otherwise expire.

Sincerely,

On behalf of

Twin Faces East Entertainment Corporation

/S/Michael Smolanoff

By: Michael Smolanoff

President

AGREED TO AND ACCEPTED:

O'Dea & Company, LLC

/S/Jerry Kelly

By: Jerry Kelly

President